Exhibit 4.1

                        SUPER RITE FOODS

                       EMPLOYEE INVESTMENT

                        OPPORTUNITY PLAN

                            ARTICLE I

                          INTRODUCTION

                        SUPER RITE FOODS
                       EMPLOYEE INVESTMENT
                        OPPORTUNITY PLAN

AGREEMENT, executed this 28 day of December, 1994 by and between SUPER RITE FOODS, INC., hereinafter referred to as the "Employer", and William K. Schantzenbach and John J. Harrison, hereinafter collectively referred to as the "Trustee" of the Trust created by this Agreement.

WHEREAS, the Trustee is willing to act as a trustee for the assets of said Plan; and

WHEREAS, effective April 1, 1985, Super Rite Foods, Inc. (the
"Employer") established the Super Rite Foods Employee Investment
Opportunity Plan (the "Plan"), for the benefit of its Employees and their Beneficiaries; and

WHEREAS, such Plan was subsequently amended, and

WHEREAS, under the terms of the Plan, the Employer has the authority to amend the Plan.

NOW THEREFORE, effective April 1, 1989, the Employer adopts the attached restated 401(k) Profit Sharing Plan for its Employees. The terms of this restated Plan will apply to active Employees on and after April 1, 1989, and will not apply to Employees who retired under the Plan or terminated employment prior to April 1, 1989. The Employer agrees to make the contributions required by the Plan for as long as the Plan remains in effect.

IN WITNESS WHEREOF, this Plan has been executed on the 28 day of December, 1994.

                                   SUPER RITE FOODS, INC.

/s/ Pamela A. Barrish              /s/ William Schantzenbach
WITNESS                            TITLE: Vice President -
                                          Finance and Chief
                                          Financial Officer



/s/ Pamela A. Barrish              /s/William Schantzenbach
WITNESS                            TRUSTEE



/s/ Pamela A. Barrish              /s/ John J. Harrison
WITNESS                            TRUSTEE

                           ARTICLE II

                           DEFINITIONS

Whenever used in this Plan, the following terms will have the meanings hereinafter set forth:

2.1   "Account" means the account established by the Funding
      Agent for each Participant with respect to his total interest in the Plan resulting from:

      (i)     The Participant's Salary-Reduction Contributions;

      (ii)    The Employer's Discretionary Contributions;

      (iii)   The Employer's Matching Contributions;

      (iv)    The Participant's Voluntary Contributions;

      (v)     The Employer's PAYSOP Contributions;

      (vi)    The Participant's Rollover Contributions;

      (vii)   Forfeitures;

      (viii) The Employer's Qualified Matching Contributions, if any;

      (ix)    The Employer's Qualified Non-Elective
              Contributions, if any.

      Such contributions are described in detail in Article V of this Plan.

      A Participant's Account may be subject to charges as described in the Contract or Contracts between the Employer and the Funding Agent, and any expenses involved in administering the Plan. Any charges which would otherwise be made against a Participant's Account in accordance with the Contracts and/or the Plan may instead be paid by the Employer.

2.2   "Act" means the Employee Retirement Income Security Act of
      1974, as it may be amended from time to time.

2.3 "Administrator" means the person or committee designated to administer the Plan.

2.4 "Affiliate" means the Employer and any corporation which is or was a member of a "controlled group of corporations" (as defined in Code section 414(b)) which includes the Employer, any trade or business whether or not incorporated which is under "common control" (as that term is defined under Code section 414(c)) with the Employer, any organization (whether or not incorporated) which is a member of an "affiliated service group" (as defined in Code section 414(m)) which includes the Employer, and any other entity required to be aggregated with the Employer under Code section 414(o) and the Regulations issued thereunder.

2.5 "Annuity Starting Date" means the first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit not payable in the form of annuity, the first day on which all events have occurred which entitles the Participant to such benefit.

2.6 An "Approved Absence," for purposes of this Plan, will be considered service with the Employer except that no contributions will be made on behalf of the Employee while so absent unless he receives Compensation from the Employer during such absence. An Approved Absence will be granted for such purposes as education, vacation, illness, maternity or paternity reasons or military service in the Armed Forces of the United States. In addition, an Approved Absence may be granted by the Employer for other reasons under rules uniformly applicable to all Employees similarly situated. An Approved Absence will not, in the case of an Employee in military service of the Armed Forces of the United States, exceed that period during which his reemployment rights are protected by law. If an Employee does not return to employment with the Employer immediately following an Approved Absence, he will be considered terminated on the day following such absence.

2.7 "Beneficiary" means the Participant's Eligible Spouse. If the Participant makes a Qualified Election, then the Beneficiary means the person or entity to whom a deceased Participant's Account is payable as designated by the Participant.

2.8 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

2.9 "Compensation" means, with respect to any Participant, total compensation paid to the Participant for the Plan Year to the extent such amounts are includible in the Participant's gross income for federal income tax purposes and any elective deferrals with respect to employment with the Employer: (i) under a qualified cash or deferred arrangement described in Code section 401(k); (ii) to a plan qualified under Code section 125; (iii) to a tax-sheltered annuity described in Code section 403(b); or (iv) to a plan qualified under Code section 402(b).
      Compensation shall not include: Any amounts paid by reason of services performed (i) after the date a Participant ceases to be a Participant in the Plan, (ii) prior to the date an Employee becomes a Participant under the Plan;
      (iii) Any nontaxable fringe benefits provided by the Employer; and (iv) Any amounts contributed by the Employer other than elective deferrals, referred to in this Plan as Salary-Reduction Contributions, for or on account of its Employees, under this Plan or under any other employee benefit plan qualified under the provisions of Code section 401(a).

      In addition, each Participant may elect to defer and have allocated for a Plan Year all or a portion of any cash bonus attributable to services performed by the Participant for the Employer during such Plan Year and which would have been received by the Participant on or before two and one-half months following the end of the Plan Year but for the deferral. A deferral election may not be made with respect to cash bonuses which are currently available on or before the date the Participant executed such election.

      Notwithstanding the foregoing, cash bonuses attributable to services performed by the Participant during a Plan Year but which are to be paid to the Participant later than two and one-half months after the close of such Plan Year will be subjected to whatever deferral election is in effect at the time such cash bonus would have otherwise been received.

      The amount by which Compensation and/or cash bonuses are reduced will be that Participant's Deferred Compensation and be treated as a Salary Reduction Contribution and allocated to that Participant's Account.

      For Plan Years after December 31, 1988, Compensation in excess of $200,000 will be disregarded. Such amount will be adjusted at the same time and in such manner as permitted under Code section 415(d). In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of ten
      (10) Highly Compensated Employees, will be treated as a single Participant, except that for this purpose Family Members will include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year.

      If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation will be prorated among the affected Family
      Members in proportion to each such Family Member's
      Compensation prior to the application of this limitation.

2.10 "Contract" means a group annuity contract or contracts issued to the Employer by the Funding Agent.

2.11 "Disability Retirement Date" means, with respect to any Participant, the first day of the month coinciding with or next following such Participant's retirement irrespective of his age. A Participant will be considered disabled for purposes of the Plan if, on account of total and permanent physical or mental disability, he no longer is capable of performing the duties of his regular occupation as certified by a qualified physician selected by the Plan Administrator. The determination will be applied uniformly to all Participants.

2.12 "Distribution Date" means, subject to the terms of the Plan, the first day of the month coinciding with or next following a Participant's Normal, Disability or Postponed Retirement Date, but not beyond his Required Beginning Date as in this Plan.

2.13 "Early Retirement Date." This Plan does not provide for a retirement date prior to Normal Retirement Date.

2.14  "Effective Date" means April l, 1985.

2.15 "Eligible Employee" means an Employee of the Employer who satisfies the eligibility requirements under the Plan.

2.16 "Eligible Spouse" means, with respect to any Participant, the spouse who is married to the Participant on his Distribution Date or on the date of his death, whichever comes first.

2.17 "Employee" means any person who is employed by the Employer, but excludes any person whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for such coverage in this Plan. Employee will include leased employees within the meaning of Code sections 414(n)(2) and 414(O)(2).

2.18 "Employer" means Super Rite Foods, Inc. and any predecessor and/or successor thereto.

2.19 "Family Member" will mean an Employee who is, on any one day of the year, a spouse or lineal descendent who has not attained age nineteen (19) before the last day of the year, or an individual who during the year was (i) an active or former Employee and a five percent (5%) owner within the meaning of Code section 414(q)(3) and the regulations thereunder, or (ii) one of the ten (10) most highly-paid Highly Compensated Employees; provided, however, that any compensation paid to such spouse or lineal descendant will be treated as if it were paid to the individual described in (i) or (ii) above.

2.20 "Fiscal Year" means the fiscal period or fiscal year used by the Employer for Federal income tax purposes.

2.21 "Funding Agent" means any legal reserve life insurance company or trustee selected by the Employer to receive the Plan contributions and to pay the benefits under and in accordance with the terms of the Plan.

2.22  An "Hour of Service" means:

      (1) each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer or an Affiliate for the performance of duties (these hours will be credited to him for the period or periods in which the duties are performed), and

      (2) each hour for which an Employee is on an Approved Absence and for which he is directly or indirectly paid by the Employer or an Affiliate (However, no more than 501 hours will be credited for each single continuous period of an absence. These hours will be credited to him for the period or periods during which he is so absent.), and

      (3) each hour for which back pay as an Employee, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or Affiliate (these hours will be credited to him for the period or periods in which the award, agreement or payment was made).

      A given hour will be credited to an Employee only under one of the above items. Hours of Service will be computed in accordance with the Department of Labor Regulations Section
      2530.200b-2(b) and (c).

      In lieu of determining Hours of Service on the basis of actual hours for which an Employee is paid or entitled to payment, the Plan Administrator may, in accordance with a uniform nondiscriminatory policy, elect to credit Hours of Service using one of the following methods:

      (a) Count actual Hours of Service for which an Employee is paid or entitled to payment.

      (b) Count 190 Hours of Service for each month in which an Employee is paid or entitled to Payment for at least one Hour of Service.

      (c) Count 95 Hours of Service for each semi-monthly period in which an Employee is paid or entitled to payment for at least one Hour of Service.

      (d) Count 45 Hours of Service for each week in which an Employee is paid or entitled to payment for at least one Hour of Service.

      (e) Count 10 Hours of Service for each day in which an Employee is paid or entitled to payment for at least one Hour of Service.

2.23 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets, and
      (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

2.24 "Leased Employee" means any person (other than Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer will be treated as provided by the recipient employer.

      A Leased Employee will not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludible from the employee's gross income under Code section 125, 402(a)(8), 402(h) or 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

2.25 "Named Fiduciary" means the person or committee designated to manage and control the assets of the Plan.

2.26 "Normal Retirement Date" means the first day of the month coinciding with or immediately following the Participant's attainment of age 65.

2.27 A "One-Year Break in Service" means a twelve consecutive month period beginning on the date an Employee first completes an Hour of Service or anniversary thereof in which the Employee does not complete more than 500 Hours of Service.

      Solely for purposes of determining whether a One-Year Break in Service has occurred in a computation period, an Employee who is granted an Approved Absence for maternity or paternity reasons will receive credit for the Hours of Service which would otherwise have been credited to such Employee. However, no more than 501 Hours of Service will be credited under this paragraph for a single computation period. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence
      (1) by reason of the Employee's pregnancy, (2) by reasons of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph will be credited in the computation period in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period, or in all other cases, in the following computation period.

2.28 "Participant" means any Eligible Employee who on or after the Effective Date meets the eligibility requirements set forth in this Plan.

2.29  "Plan" means the Super Rite Foods Employee Investment
      Opportunity Plan. The Plan is intended to be a profit sharing plan within the meaning of Regulation 1.401(k)-
      1(a)(1).

2.30 "Plan Restatement Date" means July 1, 1991. The Plan is intended to be a profit sharing plan within the meaning of Regulation 1.401(k)-1(a)(1).

2.31 "Plan Year" means the period from January 1 through December 31, and each twelve-month period commencing on January 1.

2.32 "Postponed Retirement Date" means the date a Participant who continues in employment beyond his Normal Retirement
      Date actually retires but not beyond his Required Beginning
      Date.

2.33 "Qualified Matching Contributions" means the Employer's matching contributions made pursuant to this Plan which are used to satisfy either the Actual Deferral Percentage Test or the Actual Contribution Percentage Test.

      Such contributions are non-forfeitable when made, and may not be distributed to the Participant earlier than separation from service, death, disability, Financial
      Hardship, or the attainment of age 59 1/2.

      For Plan Years beginning after December 31, 1988, such contributions, and any interest income or earnings thereon, will no longer be eligible for distribution as a result of a proven Financial Hardship.

2.34 "Qualified Non-Elective Contributions" means the Employer's contributions made pursuant to this Plan which are used to either satisfy the Actual Deferral Percentage Test or the Actual Contribution Percentage Test.

      Such contributions are non-forfeitable when made and may not be distributed to the Participant earlier than separation from service, death, disability, Financial
      Hardship, or the attainment of age 59-1/2.

2.35 "Reemployment Commencement Date" means the date an individual is first credited with an Hour of Service for performing duties for the Employer upon reemployment.

      For Plan Years beginning after December 31, 1988, such contributions, and any interest income or earnings thereon, will no longer be eligible for distribution as a result of a proven Financial Hardship.

2.36 "Regulations" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

2.37 "Taxable Year" means the annual period used by a Participant for Federal income tax purposes.

2.38  "Top Heavy" related definitions are set forth in Article XI
      (Rules for Top-Heavy Plans).

2.39 "Trustee" means the bank, organization, individual or individuals, designated by the Employer to administer the Trust under the Plan.

2.40 "Trust Fund" means the assets of the Plan and Trust as they shall exist from time to time.

2.41 "Year of Service" means a 12-consecutive-month period beginning on the date an Employee first completes an Hour of Service or an anniversary thereof during which he completes at least 1,000 Hours of Service.

      For purposes of eligibility for participation, the initial computation period will begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service will be measured from the date on which an Employee again performs an Hour of Service. After the initial computation period, the participation computation period will shift to the current Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. Except, however, for the initial Plan Year, the 1,000 hour service requirement set forth above will be disregarded for the Employee's eligibility computation period.

      Years of Service with any corporation, trade or business which is a member of a controlled group of corporations or under common control (as defined by Section 1563(a) and Section 414(c) of the Code, or is a member of an affiliated service group (as defined by Section 414(m) of the Code) will be recognized.

                         ADMINISTRATION

3.1   Named Fiduciary

      The Employer will be the Named Fiduciary of the Plan and will have the authority to control and manage the operation and administration of the Plan. However, the Employer will not have any authority over the management, control or investment of any assets that are placed in the control of the Funding Agent.

      The Named Fiduciary will discharge his duties under the Plan solely in the interests of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. The Named Fiduciary will act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

      The Named Fiduciary will have all the powers necessary or appropriate to accomplish his duties under the plan.
      Without limiting the generality of the foregoing, the Named
      Fiduciary will have the following powers and duties:

      (a) to allocate and delegate by written instrument, its fiduciary responsibilities to designated persons in accordance with section 405 of the Act, provided however, that any such allocation or delegation will be terminable on such notice as the Named Fiduciary deems reasonable and prudent under the circumstances and the Named Fiduciary will not be liable for any act or omission of a person so designated;

      (b) to appoint or delegate such authority to the Trustee to appoint one or more Investment Managers
              (as defined in section 3(38) of the Act) to manage
              (including the power to acquire and dispose of) any assets of the Plan;

      (c) to determine the size and type of any Contract to be issued by the Funding Agent and to designate the Funding Agent from which such Contract will be obtained;

      (d) to direct the Trustee to enter into one or more Contracts with the Funding Agent under which the Funding Agent establishes and makes available separate investment funds to which Participants may direct the investment of their Accounts. Any such Contract(s) may provide for the contributions thereunder to be held in the Funding Agent's general account or one or more of its commingled separate accounts; and

      (e) to review periodically the performance of the Funding Agent for the purpose of determining whether it is prudent to retain the Funding Agent.

      (f) to appoint or remove a Trustee or Trustees from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants end their Beneficiaries.

      The Named Fiduciary may serve in more than one capacity with respect to the Plan (including service both as a fiduciary and administrator).

3.2   Administrator

      The Employer will be the Administrator of the Plan. However, the Employer may appoint one or more persons to carry out the duties it would otherwise perform as Administrator. Any person, including an Employee of the Employer, may serve as Administrator. Any person or persons so appointed will indicate acceptance of such appointment, in writing, to the Employer. An Administrator may resign by delivery of written notice to the Employer or may be removed by the Employer by delivery of written notice to such Administrator. Such written notice will specify the date of resignation or removal.

      The Administrator will ensure that the Plan is operated in accordance with the terms of the Plan, the Code and the Act.

      The Administrator will have all the powers necessary or appropriate to accomplish his duties under the Plan. Without limiting the generality of the foregoing, the Plan Administrator will have the following powers and duties:

      (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or required to comply with applicable law;

      (b) to interpret the Plan with the fullest discretion permitted by law, its good faith interpretation thereof to be final, conclusive and binding on any Employee, former Employee, Participant, former Participant and Beneficiary;

      (c) to decide on questions concerning the Plan and the eligibility of any person to participate in the Plan;

      (d) to compute the amounts to be distributed to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such amounts will be distributed;

      (e)     to authorize the payment of distributions;

      (f) to keep such records end submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable Regulations, or under other Federal, State, or local law and regulations; and

      (g) to appoint such agents, counsel, accountants and consultants as may be required to assist in administering the Plan.

      The Administrator may delegate to one or more persons the authority and responsibility with respect to the day-to-day operation of the plan.

3.3   Funding Agent

      The Employer will have the power to appoint and remove the Funding Agent. The Funding Agent will have the authority and discretion to manage, control and invest (to the extent not directed by the Participants) the assets of the Plan placed in its control. The determination of any transfers or payments to be made by the Funding Agent will be made in accordance with the terms of the Plan and any Contract or Contracts between the Trustee and the Funding Agent.

3.4   Funding Policy

      The funding policy of the Plan is to make contributions in accordance with the Plan.

3.5   Claims and Review Procedures

      (a) Claims Procedures: If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain: (1) specific reasons for the denial, (2) specific reference to pertinent Plan provisions, (3) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (4) information as to the steps to be taken if the person wishes to submit a request for review.

              Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90 day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

      (b) Review Procedures: Within 60 days after the date on which a person receives written notice of a denial (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his or her duly authorized representative) may: (1) file a written request with the Administrator for a review of the denied claim and of pertinent documents, and (2) submit written issues and comments to the Administrator.

      The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60 day period). If the decision on review is not made within such period, the claim will be considered denied.

      The decision of the Administrator on review will be final and binding on all parties to the extent it is made in good faith and is reasonable and not arbitrary or capricious.



                           ARTICLE IV

                    PARTICIPATION AND VESTING

4.1   Eligibility for Participation

      Any Employee who was a Participant in the Plan prior to the date of this restatement will remain a Participant under this restated Plan provided such Employee has completed at least one Hour of Service after the Restatement Date. Any Employee who terminated his employment with the Employer or who retired prior to the Restatement Date will be subject to the terms of the Plan prior to this amendment and restatement.

      Each person who is an Eligible Employee on the Restatement Date of the Plan may become a Participant on such date.
      All other persons may become Participants on the Entry Date which is the first day of the next following April or October following the later of his completion of one (1) Year of Service and his attainment of age 21.

      An Eligible Employee will become a Participant hereunder by making application to the Employer for participation in the Plan and agreeing to the terms hereof.

      In the event an Eligible Employee who otherwise qualifies to become a Participant fails to file such application, the Employer will file such application on behalf of such Eligible Employee on a nondiscriminatory basis.

      Upon acceptance of any benefits under this Plan, such Eligible employee will automatically be bound by the terms and conditions of the Plan and all amendments thereto.

      If any Former Participant is reemployed by the Employer before a 1-Year Break in Service occurs, he will continue to participate in the Plan in the same manner as if such termination had not occurred. Salary-Reduction Contributions may recommence on the Reemployment Commencement Date or on the Entry Date next following the Participant's Reemployment Commencement Date, in accordance with uniform rules and procedures established by the Plan Administrator.

      A former Participant will become a Participant immediately upon his return to the employ of the Employer, in accordance with uniform rules and procedures established by the Plan Administrator, if such former Participant had a nonforfeitable right to all or a portion of his Employer Account at the time of his termination.

      In the event a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, but has not incurred a One-Year Break in Service, such Employee will participate immediately upon his return to an eligible class of Employees in accordance with uniform rules and procedures established by the Plan Administrator. If such Participant incurs a One-Year Break In Service, his eligibility to participate shall be determined pursuant to Section 4.3.

      In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such employee will participate immediately, in accordance with uniform rules and procedures established by the Plan Administrator, if such Employee has satisfied the minimum age and service requirements and would have previously become a Participant had he been in the eligible class.

      If any reemployed Employee was not a Participant at the time of his prior termination he will become a Participant at such time as he has satisfied the minimum age and service requirements, taking into account his Credited Service at the time of his prior termination, as well as his Credited Service rendered after his reemployment.

4.2   Vesting

      Effective July 1, 1991, the vested portion of the Participant's Account attributable to Employer Matching
      Contributions, will be a percentage of such contributions on the basis of the Participant's number of Years of Service according to the following schedule:

              Years of Service           Vesting Percentage

              Less than 3 years                       0%
              3 years or more                       100%

      If the vesting schedule is amended or if it is deemed to be amended by an automatic change to or from the Top-Heavy Vesting Schedule, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage of his Account attributable to Employer Contributions computed under the Plan without regard to such amendment or change. For any Participant who has not completed at last one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence will be applied by substituting three (3) Years of Service with five (5) Years of Service.

      In addition, a Participant will have a 100% vested right to his Account as of his Normal Retirement Date, Disability
      Retirement Date or as of the date of the Participant's death while in the employ of the Employer.

      A Participant will always be 100% vested in the portion of his Account attributable to his (1) Salary-Reduction
      Contributions, (2) Voluntary Contributions, (3) Rollover
      Contributions, (4) Employer Discretionary Contributions and
      (5) Employer PAYSOP contributions.

4.3   Effect of One-Year Break in Service

      (a)     Effect on Participant's Account

              If a Participant incurs a One-Year Break in Service, the part of his Account for which he is not vested, if any, will be forfeited when he has incurred five consecutive One-Year Breaks in Service.

              However, if a Participant who terminates employment before retirement receives a distribution pursuant to the terms of this Plan, and the distribution is less than the full value of his Account, the remaining part of his Account will be forfeited at the time of the distribution. Any such forfeited amount will be used as specified in this Plan.

              If a Participant who received a distribution pursuant to the terms of this Plan resumes participation under the Plan before he has incurred five or more consecutive One-Year Breaks in Service, the part of his Account attributable to the Employer's Contributions which were forfeited will be restored only upon repayment of the amount of the distribution. However, repayment must be made not later than the earlier of (i) the date five years after resumption of employment and (ii) the end of the period within which five One-Year Breaks are incurred following the date of distribution.

      (b)     Effect on Vesting Rights

              In the case of a Participant who is less than 100% vested and who has five or more consecutive One-Year Breaks in Service, all service after such Breaks in Service will be disregarded for the purpose of vesting in the part of the Participant's Account derived from the Employer's Contributions that accrued before such Breaks. Such Participant's pre-Break service will count in vesting the post-Break part of his Account derived from the Employer's Contributions only if:

              (1) such Participant is vested for a portion of his Account attributable to the Employer's
                    Contributions and such vested portion was not forfeited, and

              (2) upon returning to service, the number of consecutive One-Year Breaks is less than the number of his Years of Service.

              In the case of a Participant who is less than 100% vested and who has less than five consecutive One-Year Breaks in Service, his pre-Break service will be aggregated with his post-Break service for purposes of vesting in both the pre-Break and post-Break portion of his Account attributable to the Employer's Contributions.

      (c)     Effect on Participation

              An Employee who did not have a nonforfeitable right to any part of the amount of his Account derived from the Employer's Contributions at the time he incurred a One-Year Break in Service, will be considered a new Employee for eligibility purposes if he has incurred five consecutive One-Year Breaks in Service. If such Employee's Years of Service before the date he incurred a One-Year Break in Service may not be disregarded pursuant to the preceding sentence, such Employee's Years of Service will count in determining his eligibility.

                            ARTICLE V

                          CONTRIBUTIONS

5.1 Contributions may be made by or on behalf of a Participant as follows:

      (a)     Salary-Reduction Contributions

              Each Participant may elect to defer, through periodic payroll deductions, (a) prior to July 1, 1991, from 1% to 15% and (b) on and after July 1, 1991, from 3% up to 15% of his Compensation (subject to the limitations of this Article V) for the Plan Year and to have this amount contributed under the Plan. Such deferred amounts are hereinafter referred to as "Salary-Reduction Contributions." Such Contributions will be made pursuant to a Salary-Reduction Agreement.

              The Employer may, at its discretion, restrict the amount of Salary-Reduction Contributions made by a Highly-Compensated Participant in any Plan Year.

              A Participant's Salary-Reduction Contributions will not exceed the dollar limit set forth in Code section 402(g) for the Taxable Year of the Participant. The dollar limitation will be adjusted annually as provided in Code section 415(d) pursuant to Regulations. The adjusted limitation will be effective as of January 1st of each calendar year.

              In the event that such dollar limitation is exceeded, the excess ("Excess Salary-Reduction Contributions") will be adjusted, as provided in the following paragraph, and will be returned to the Participant before the April 15 following the close of the Participant's Taxable Year. Excess Salary-Reduction Contributions will not include any amounts properly distributed as excess Annual Additions.

              Excess Salary-Reduction Contributions will be adjusted for any income or loss up to the end of the Taxable Year. The income or loss allocable to the Participant's Excess Salary-Reduction Contributions is equal to the allocable gain or loss for the Taxable Year. The Employer, with the consent of the Funding Agent, may also include the allocable gain or loss for the period between the end of the Taxable Year and the date of distribution ("gap period").

              The Employer may, with the consent of the Funding Agent, apply any reasonable method for computing the income or losses allocable to Excess Salary-Reduction Contributions and, if applicable, the "gap period." Such method will be applied to all affected Participants in a uniform and nondiscriminatory basis and such method will be used consistently for all other corrective distributions required to be made under the Plan for that Plan Year.

              In the event that a Participant is also a participant in (1) another qualified cash or deferred arrangement, as defined in Code section 401(k), (2) a simplified employee pension plan or deferred arrangement described in Code section 402(b)(1)(B), (3) an eligible deferred compensation plan under Code section 457, (4) a plan described under Code section 501(c)(18), or (5) a salary reduction arrangement under Code section 403(b) and the elective deferrals, as defined in Code section 402(g)(3), made under all such other arrangements and this Plan cumulatively exceed the dollar limit set forth in Code section 402(g), as adjusted, such Participant may notify the Administrator of such excess, in writing, not later than the March 1 following the close of his Taxable Year, and request that his Salary-Reduction Contributions under this Plan be reduced by an amount specified by the Participant. Such amount will be returned in the same manner as the Excess Salary-Reduction Contributions under this Plan are returned, as described in the preceding paragraph.

              Notwithstanding the foregoing, a Participant's Excess Salary-Reduction Contributions will be reduced, but not below zero, by any distribution of Excess Contributions for the Plan Year beginning with or within the Taxable Year of the Participant.

      (b)     Matching Contributions

              Effective on and after July 1, 1991, the Employer will make a contribution to the Plan for each Participant who has elected to have Salary-Reduction Contributions made on his behalf during a Plan year (subject to the limitations of this Article V). Such contributions will be equal to 35% of the Participant's Compensation for such Plan Year and will be referred to as the "Employer's Matching Contributions."

      (c)     Discretionary Contributions

              Effective on and after January 1, 1987, the Employer may make a contribution (subject to the limitations of this Article V) from Net Profits or from accumulated Net Profits to the Plan at the end of each Plan Year in an amount, which in the opinion of the Employer, is appropriate for such Plan Year. Such contributions will be referred to as the "Employer's Discretionary Contributions."

      (d)     Voluntary Contributions

              A Participant may elect to make after-tax contributions in integral percentages of up to 10% of his Compensation for any Plan Year. Such contributions will be referred to as the Participant's "Voluntary Contributions." On and after July 1, 1991, Voluntary Contributions will no longer be permitted.

      (e)     PAYSOP Contributions Contributions

              Effective on April 1, 1985, A Payroll Credit
              Employee Stock Ownership Plan ("PAYSOP") was established in Article XII of the previous plan to promote Employees' interest in the business endeavors of the Employer.

              Effective for the Plan Year beginning January 1, 1987, Article XII, of the previous Plan under which contributions were made, is no longer operative. Contributions made on behalf of Participants pursuant to Article XII of the previous Plan will be referred to as the "Employer's PAYSOP Contributions."

      Wherever the term "Employer Contributions" appears in the Plan, it will be deemed to include the employer's Matching
      Contributions and Discretionary Contributions, unless otherwise indicated.

      In no event may the Employer's Contributions, inclusive of Salary-Reduction Contributions made on the Participants' behalf for any Plan Year to the Plan exceed the maximum amount of contributions permitted by law as a tax-deductible expense for such Plan Year under Code section 404, or any other applicable provisions of the Code.

5.2   Allocation of Employer Contributions and Forfeitures

      Participants will be eligible to receive the allocation of the Employer's Matching and Discretionary Contributions only if such Participants have completed a Year of Service during such Plan Year and are actively employed on the last day of such Plan Year.

      Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Disability, Normal, or Postponed Retirement or death will be eligible to receive the Employer's Matching and Discretionary Contributions regardless of the number of Hours of Service completed during such Plan Year.

      Any Forfeitures of Employer Contributions which arise will be used first to pay all or a part of the expenses of the Plan, and then if any amount remains, to reduce Employer Contributions to the Plan for such Plan Year in which the Forfeiture occurred.

      Notwithstanding anything to the contrary, for Plan Years beginning after December 31, 1989, if this is a Plan that would otherwise fail to meet the requirements of Code sections 401(a)(26), 410(b)(1) or 410(b)(2)(A)(i) and the
      Regulations thereunder because Employer Contributions have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules will apply:

              (1) The group of Participants eligible to share in the Employer's Contribution for the Plan Year will be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above.

                    The specific Participants who will become eligible under the terms of this paragraph will be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

              (2) If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's Contributions for the Plan Year will be further expanded to include the minimum number of Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who will become eligible to share will be those Participants, when compared to similarly situated Participants, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

              (3)   Nothing in this section will permit the
                    reduction of a Participant's accrued benefit.

                    Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements.
                    In such event, the Employer will make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code section
                    404.  Any adjustment to the allocations
                    pursuant to this paragraph will be considered a retroactive amendment adopted by the last day of the Plan Year.

5.3   Rollovers

      Effective January 1, 1992, with the consent of the Administrator, amounts may be transferred from other qualified plans, provided that the plan from which such funds are transferred permits the transfer to be made and, in the opinion of legal counsel for the Employer, the transfer will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer.

      At the direction of the Administrator, rollovers will be credited to an Employee's or a Participant's Account held by the Funding Agent and will be invested in the Investment Subaccounts in the proportions selected by the Participant or the Employee.

      A Participant or an Employee will be 100% vested with respect to any rollover amounts credited to his Account, and such amounts will not be subject to forfeiture for any reason.

      The term "amounts transferred from other qualified plans" will mean: (a) amounts transferred to this Plan directly from another qualified plan; (b) lump sum distributions received by a Participant or an Employee from another qualified plan which are eligible for tax free rollover to a qualified plan and which are transferred by the Participant or the Employee to this Plan within sixty (60) days following his receipt thereof; (c) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (1) were previously distributed to the Participant or the Employee by another qualified corporate or noncorporate plan as a lump sum distribution, (2) were eligible for tax-free rollover to a qualified corporate or noncorporate plan and (3) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof, and other than earnings on said assets; and (d) amounts distributed to the Participant or the Employee from a conduit individual retirement account meeting the requirements of clause (c) above, and transferred by the Participant or the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account. Prior to accepting any transfers to which this section applies, the Administrator may require the Participant or the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this section and may also require the Participant or the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this section.

      For purposes of this section, the term "qualified plan" will mean any tax qualified plan under Code section 401(a).

5.4   Time of Payment of Contributions

      Salary-Reduction Contributions that have been accumulated through payroll deductions will be paid to the Funding Agent by the Trustee as of the earliest date on which such Contributions can reasonably be segregated from the Employer's general assets, but in any event, within 90 days from the date on which such amounts would have been payable to the Participant in cash. The provisions of Department of Labor Regulation 2510.3-102 are incorporated herein by reference.

      All Contributions of the Employer will be paid to the Funding Agent by the Trustee, and payment will be made not later than the date prescribed by law by the Trustee for filing the Employer's Federal income tax return, including extensions that have bean granted for the filing of such tax return.

5.5   Discontinuance of Salary-Reduction Contributions

      Upon advance written notice to the Employer, a Participant may discontinue all, or a portion, of his Salary-Reduction
      Contributions at any time.  He may recommence any Salary-
      Reduction Contributions at any time.

5.6   Maximum Contributions

      (a) Notwithstanding anything in the Plan to the contrary, the Annual Additions under this Plan for any Participant in any Limitation Year, when added to the Annual Additions that Year for such Participant under any other defined contribution plan maintained by the Employer, will not exceed the lesser of:

              (1) $30,000* or, if greater one-fourth of the dollar limitation in effect under Code section 415(b)(1)(A) or

              (2)   25% of the Participant's "415 Compensation."
                    This limitation will not apply to any
                    contribution for medical benefits (within the meaning of Code sections 401(b) or 419A(f)(2)) which is otherwise treated as an "Annual Addition" hereunder.

              *This amount may be adjusted annually as provided in Code section 415(d) pursuant to Regulations.
              The adjusted limitation is effective as of the January 1st of each calendar year and is applicable to Limitation Years ending with or within that calendar year.

      (b)     For purposes of applying the limitations of Code
              section 415, "Limitation Year" will mean a calendar year. If a Short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the maximum amount of Annual Addition for such Short Limitation Year will not exceed the dollar amount specified in Code section 415(b)(1)(A) multiplied by the following fraction:

            Number of Months in Short Limitation Year
                               12

      (c)     For purposes of applying the limitations of Code
              section 415, "Annual Additions" means the sum credited to a Participant's Account for any Limitation Year of:

              (1)   employer contributions;

              (2)   employee contributions;

              (3)   forfeitures, if any;

              (4) amounts allocated to an individual medical benefit account as defined in Code section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer; and

              (5) amounts derived from contributions paid or accrued, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)) under a welfare benefit fund (as defined in Code section 419(a)) maintained by the Employer.

              For purposes of applying the limitations of Code
              section 415, the transfer of funds from one qualified plan to another is not an Annual Addition. In addition, if the Plan permits any of the following payments or contributions, such amounts will not be treated as employee contributions for purposes of paragraph (2) of this subsection: (i) rollover contributions; (ii) repayments of loans made to the Participant from the Plan; (iii) repayments of distributions received by a Participant pursuant to Code sections 411(a)(7)(B) or 411(a)(3)(D); (iv) employee contributions to a simplified employee pension plan excludable from gross income under Code section 406(k)(6); and (v) excess of a Participant's elective deferrals, as defined in regulation 1.402(g)-(1)(b) over the applicable Code section 402(g)(1) limit for the taxable year, provided that such excess deferral is distributed to the Participant no later than the first April 15th following the close of his taxable year.

      (d)     For purposes of applying the limitations of Code
              section 415, "415 Compensation" means the Participant's wages, salaries, fees for professional services and other amounts for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, and tips and bonuses).

              415 Compensation will exclude (1) contributions made by the Employer to a plan of deferred compensation to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed;
              (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code section 408(k) to the extant such contributions are not includible in the Employee's gross income; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums for group term life insurance are includible in the gross income of the Employee) or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of any annuity contract described in Code section 403(b) (whether or not the contributions are excludible from the gross income of the Employee).

      (e) If a Participant is also covered under a defined benefit plan maintained by the Employer in any Limitation Year, in no event may the sun of his Defined Benefit Plan Fraction (described in (1) below) and his Defined Contribution Plan Fraction (described in (2) below) for such Year exceed 1.0. In the event that the sum of the fractions described in (1) and (2) below would exceed 1.0 in any Limitation Year, the benefit under the defined benefit plan will be reduced so that the sum of the fractions equals 1.0.

              For any Limitation Year:

              (1) A Participant's Defined Benefit Plan Fraction for such Year is a fraction, the numerator of which is the "projected annual benefit" (determined pursuant to Regulation 1.415-7(b)(3)) of the Participant under all defined benefit plans maintained by the Employer (whether or not terminated) as of the end of such Year, and the denominator of which is the lesser of:

                    (A)  the product of 1.25 and $90,000* or the
                         dollar limitation in effect for such
                         Year under the Plan, and

                    (B)  the product of 1.4 and the amount that
                         may be taken into account under Code
                         section 415(b)(1)(B) for such Year.

              (2) A Participant's Defined Contribution Plan Fraction is a fraction, the numerator of which is the sum of the Annual Additions made under all defined contribution plans maintained by the Employer (whether or not terminated) for such Participant for all Limitation Years up to and including the current Limitation Year, and the denominator of which is, for each Limitation Year in which the Participant is employed by the Employer up to and including the current Limitation year, the lesser of:

                    (A)  the product of 1.25 and $30,000* or the
                         dollar limitation in effect for such
                         Year under this Plan, and

                    (B)  the product of 1.4 and the amount that
                         may be taken into account under Code
                         section 415(c)(1)(B) for such Year.

                    *These amounts may be adjusted annually as provided in Code section 415(d) pursuant to Regulations. The adjusted limitation is effective as of the January 1st of each calendar year and is applicable to Limitation Years ending with that calendar year.

      (f) In determining the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, the accrued benefits and Annual Additions made for the Participant under any plan maintained by the "Employer" will be considered. For this purpose, "Employer" means the Employer which maintains this Plan and any Affiliate.

      (g) For purposes of this section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer will be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer will be treated as one defined contribution plan.

      (h) As soon as is administratively feasible after the end of the Limitation Year, the maximum "Annual Additions" under this Plan and any other defined contribution plan maintained by the Employer will be determined on the basis of the Participant's actual 415 Compensation for the Limitation Year.

      (i) If a reasonable error is made in estimating a Participant's 415 Compensation or other facts and circumstances exist to which Regulation 1.415-6(b)(6) will be applicable, and as a result, the Annual Additions under this Plan would cause the maximum Annual Additions to be exceeded for any Participant, the Administrator will (1) return any nondeductible voluntary employee contributions, or elective deferrals (within the meaning of Code section 402(g)(3)) credited for the Limitation Year to the extent such return would reduce the Excess Amount in the Participant's Account, (2) hold any Excess Amount in a Section 415 Suspense Account,
              (3) use the Section 415 Suspense Account in the next Limitation Year (and succeeding Limitation Years if necessary) to reduce Employer Contributions for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year or if the Participant is not so covered, allocate and reallocate the section 415 Suspense Account in the next Limitation Year (and succeeding Limitation Years if necessary) to all Participants in the Plan before any Employer Salary-Reduction Contributions are made to the Plan for such Limitation Year and (4) reduce Employee Contributions to the Plan for such Limitation Year by the amount of the Section 415 Suspense Account allocated and reallocated during such Limitation Year.

      (j) For purposes of this section, "Excess Amount" for any Participant for a Limitation Year will mean the excess, if any, of (1) the Annual Additions which would be credited to the Participant's Account under the terms of the Plan without regard to the limitations of Code section 415 over (2) the maximum Annual Additions determined pursuant to this section.

      (k) "Section 415 Suspense Account" will mean an unallocated account equal to the sum of Excess
              Amounts for all Participants in the Plan during the Limitation Year, reduced by any returns made in accordance with this section.

      (l)     The Plan may not distribute Excess Amounts from the
              Section 415 Suspense Account to Participants or former Participants.

5.7   Actual Deferral Percentage Tests

      For the purposes of this section, Compensation has the meaning given such term by Code section 414(s) and the Regulations issued thereunder.

      (a)     For each Plan Year, the annual amount of Salary-
              Reduction Contributions made on behalf of a Participant will satisfy one of the following tests:

              (1) The Actual Deferral Percentage for the Highly Compensated Participant group will not be more than the Actual Deferral Percentage of the Non-Highly Compensated Participant group multiplied by 1.25 or

              (2) The excess of the Actual Deferral Percentage for the Highly Compensated Participant group over the Actual Deferral Percentage for the Non-Highly Compensated Participant group will not be more than two percentage points or such lesser amount determined pursuant to Regulations to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant. Additionally, the Actual Deferral percentage for the Highly-Compensated Participant group will not exceed the Actual Deferral Percentage for the Non-Highly Compensated Participant group multiplied by 2.

      (b) "Actual Deferral Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios, calculated separately for each Participant in such group, of the amount of Salary-Reduction Contributions made on behalf of each Participant for such Plan Year to such Participant's Compensation for such Plan Year.
              Such ratios will be calculated to the nearest one-hundredth of one percent. Compensation will be limited to only that Compensation received by the Employee while he was a Participant in the Plan. For the purpose of determining the Actual Deferral Percentage of a Highly Compensated Participant, the Salary-Reduction Contributions, and Compensation of Family Members, and such affected Family Members will be disregarded in determining the Actual Deferral Percentage for the Non-Highly Compensated Participant group.

              For the purpose of determining the Actual Deferral Percentage of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees during the year, the following will apply:

              (1) The combined Actual Deferral Percentage for the family group (which will be treated as one Highly Compensated Participant) will be determined by aggregating Salary-Reduction Contributions and Compensation of all eligible Family Members (including Highly Compensated Participants).

              (2)   The Salary-Reduction Contributions and
                    Compensation of all Family Members will be disregarded for purposes of determining the Actual Deferral Percentage of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

              (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and
                    (2) above.

              (4) If the determination and correction of Excess Contributions of a Highly Compensated Participant whose actual deferral ratio is determined under the family aggregation rules, then the actual deferral ratio will be reduced by the "leveling method" described in Reg. 1.401(k)-l(b)(2), and the Excess Contributions for the family unit will be allocated among the Family Members in proportion to the contributions of each Family Member that were combined to determine the group actual deferral ratio. Notwithstanding the foregoing, with respect to Plan Years beginning prior to January l, 1990, compliance with the Regulations then in effect will be deemed to be in compliance with this paragraph.

              "Excess Contributions" means, with respect to a Plan Year, the excess of Employee Salary-Reduction Contributions of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted an Annual Addition. Excess Contributions will be treated as an Annual Addition.

      (c) "Highly Compensated Participant" means a Participant who is a highly compensated employee as described in Code section 414(q) and the Regulations thereunder and generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

              (1)   Employees who at any time during the
                    "determination year" or "look-back year" were "five percent owners." "Five-percent owner" means any person who owns (or is considered as owning within the meaning of Code section
                    318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer. In determining such percentage of ownership, employers that would otherwise be aggregated under Code sections 414(b), (c) and (m) will be treated as separate employers.

              (2) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $75,000.

              (3) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $50,000 and were in the Top Paid
                    Group of Employees for the Plan Year.

              (4) Employees who during the "look-back year" were officers of the Employer (as that term is defined within the meaning of the Regulations under Code section 416) and received "415 Compensation" during the "look-back year" from the Employer greater than 50 percent of the limit in effect under Code section 415(b)(1)(A) for any such Plan Year.
                    The number of officers will be limited to the lesser of (i) 50 employees; or (ii) the greater of 3 employees or 10 percent of all employees. If the Employer does not have at least one officer whose annual "415 Compensation" is in excess of 50 percent of the Code section 415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

              (5) Employees who are in the group consisting of the 100 Employees paid the greatest "415 Compensation" during the "determination year" and are also described in (2), (3) or (4) above when these paragraphs are modified to substitute "determination year" for "look-back year."

              The "determination year" will be the Plan Year for which testing is being performed, and the "look-back year" will be the immediately preceding twelve-month period. However, if the Plan Year is a calendar year, or if another Plan of the Employer so provides, then the "look-back year" will be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) will be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). With respect to this election, it will be applied on a uniform and consistent basis to all plans, entities, and arrangements of the Employer.

              "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55.

              Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received "415 Compensation" in excess of $50,000 or was a "five percent owner." Highly Compensated Former Employees will be treated as Highly Compensated Employees. The method set forth in this section for determining who is a "Highly Compensated Former Employee" will be applied on a uniform and consistent basis for all purposes for which the Code section 414(q) definition is applicable.

              For purposes of this section, the determination of "415 Compensation" will be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code section 403(b). Additionally, the dollar threshold amounts specified in (2) and (3) above will be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which will be applied are those for the calendar year in which the "determination year" or "look-back year" begins.

              "Top Paid Group" will be determined pursuant to Code section 414(q) and the Regulations thereunder and generally means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" received from the Employer during such year. All Affiliated Employers will be taken into account as a single employer within the meaning of Code sections 414(b), (c), (m) and (o), and Leased Employees will be treated as Employees pursuant to Code section 414(n) or (o). Employees who are non-resident aliens who received no earned income (within the meaning of Code section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code section 861(a)(3) will not be treated as Employees.

              Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees will also be excluded, however, such Employees will still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

              (a) Employees with less than six (6) months of service;

              (b) Employees who normally work less than 17-1/2 hours per week;

              (c) Employees who normally work less than six (6) months during a year; and

              (d)   Employees who have not yet attained age 21.

              In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements will be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

              The foregoing exclusions set forth in this section will be applied on a uniform and consistent basis for all purposes for which the Code section 414(q) definition is applicable.

      (d)     "Non-Highly Compensated Participant" means any
              Participant who is neither a Highly Compensated
              Participant nor a Family Member (as that term is defined in Code section 414(q)(6)(B)).

      (e) For purposes of this section, the Highly Compensated Participant group and Non-Highly Compensated Participant group will include all Employees eligible to make Salary-Reduction Contributions, whether or not such Employees actually make such Contributions.

      (f) For purposes of this section, if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code section 401(a) or 410(b), the cash or deferred arrangements included in such plans will be treated as one arrangement. For Plan Years beginning after December 31, 1989, plans may be aggregated hereunder only if they have the same plan year.

              Notwithstanding the above, for Plan Years beginning after December 31, 1988, an employee stock ownership plan described in Code section 4975(e)(7) may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this section and Code sections 401(a)(4), 410(b) and 401(k).

      (g) In the event that the initial allocation of the Participant's Salary-Reduction Contributions does not satisfy one of the tests set forth in this section, the Plan may use any one or a combination of the following:

              (1) The Employer may make a contribution on behalf of the Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests. Such contributions will hereinafter be referred to as the Employer's Qualified Non-Elective
                    Contributions and will be allocated to each Non-Highly Compensated Participant's Account in the same proportion that each Non-Highly Compensated Participant's Compensation for the Plan Year bears to the total Compensation of all Non-Highly Compensated Participants for such Plan Year.

              (2) The Employer may make a matching contribution on behalf of the Non-Highly Compensated Participants who have elected to make Salary-Reduction Contributions during the Plan Year in an amount based on a percentage of such Salary-Reduction Contributions sufficient to satisfy one of the tests. Such contributions will hereinafter be referred to as the Employer's Qualified Matching Contributions and will be allocated to each affected Non-Highly Compensated Participant's Account for such Plan Year.

              (3) Within two and one-half months following the end of each Plan Year, each Highly Compensated Participant, beginning with the Participant having the highest Actual Deferral Percentage will have the portion of his Salary-Reduction Contributions which is in excess of the limit (and any income or losses allocable to such excess) distributed to him until one of the tests is satisfied. Income and losses allocable to such excess will be determined in the same manner as income or losses allocable to "Excess Salary-Reduction Contributions." If such excess (plus income or losses allocable thereto) is not distributed within two and one-half months after the close of the applicable Plan Year, it will be distributed no later than the close of the next following Plan Year and the Employer will pay a 10% excise tax on the amount distributed during the succeeding period. Excess Salary-Reduction
                    Contributions will be considered Annual
                    Additions for the Limitation year in which such contributions were made.

                    With respect to items (1) and (2) of this subsection: (i) Such contributions will be made within twelve months after the end of the Plan Year; and (ii) A separate accounting will be maintained for the purposes of excluding such contributions from the "Actual Contribution Percentage Test."

5.8   Actual Contribution Percentage Tests

      For the purposes of this section, Compensation has the meaning given such term by Code section 414(s) and the Regulations issued thereunder.

      (a)     The Actual Contribution Percentage for the Highly
              Compensated Participant group will not exceed the greater of:

              (1)   125 percent of such percentage for the Non-
                    Highly Compensated Participant group; or

              (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant Group plus two percentage points or such lesser amount determined pursuant to Regulations to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant described in this section and Code section 401(m)(9)(A). Any Participant eligible to make voluntary contributions, if applicable, or to receive Matching Contributions, if applicable, under this Plan or under any other Plan maintained by the Employer will have his Actual Contribution Percentage reduced pursuant to Reg. 1.401(m). The provisions of Code section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

      (b) "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated
              Participant group and Non-Highly Compensated
              Participant group, the average of the ratios
              (calculated separately for each Participant in each group) of:

              (1) the Participant's voluntary contributions, if any; and the Employer's Matching
                    Contributions, if any;

              (2) to the Participant's Compensation for such plan year.

              Such ratios will be calculated to the nearest one-hundredth of one percent.

              Only Employer Matching Contributions contributed to the Plan prior to the end of the succeeding Plan
              Year will be considered.

              For the purpose of determining the Actual
              Contribution Percentage of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code section 414(q)(6) or because such Employee is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following will apply:

              (1) The combined Actual Contribution Percentage for the family group (which will be treated as one Highly Compensated Participant) will be determined by aggregating Employer Matching Contributions, if any; the voluntary contributions, if any; and Compensation of all eligible Family Members (including Highly Compensated Participants).

              (2) The Employer Matching Contributions, if any; voluntary contributions, if any; and Compensation of all Family Members will be disregarded for purposes of determining the Actual Contribution Percentage of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph
                    (1) above.

              (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and
                    (2) above.

      (c) A Highly Compensated Participant and Non-Highly Compensated Participant will include any Employee eligible to make voluntary contributions, whether or not such Employee actually makes such contributions, and/or any Employee eligible to have Employer Matching Contributions made on his behalf, whether or not such Employee receives such contributions for the Plan Year.

      (d) If two or more plans which include matching contributions or voluntary contributions, or both, are considered as one plan for the purposes of Code section 401(a)(4), 410(b) and 401(m), such plans will be treated as one arrangement. For Plan Years beginning after December 31, 1989, plans may be aggregated under this paragraph (d) only if they have the same plan years.

              Notwithstanding the above, for Plan Years beginning after December 31, 1988, an employee stock ownership plan described in Code section 4975(e)(7) may not be combined with this plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this section and Code sections 401(a)(4), 410(b) and 401(m).

      (e) If a Highly Compensated Participant is a Participant in two or more plans which include matching contributions or voluntary contributions, or both, all such contributions on behalf of such Highly Compensated Participant will be aggregated for the purpose of determining the contribution percentage with respect to such Highly Compensated Participant.

      (f) In the event that neither of the tests specified in this section are satisfied, the Plan may use one or a combination of the following:

              (1) Within two and one-half months following the end of each Plan Year, each Highly Compensated Participant, beginning with the Participant having the highest Actual Contribution Percentage, will have the portion of his Excess Aggregate Contributions, or, if forfeitable, forfeit the non-vested Excess Aggregate Contributions attributable to the Employer Matching Contributions, if any (and any income or losses allocable thereto) which is in excess of the limit (and any income or losses allocable to such excess) distributed to him by the "leveling method" described in Regulation 1.401(k)-1(f)(2) until one of the tests is satisfied.

                    Income or losses allocable to such excess will be determined in the same manner as income or loss allocable to Excess Salary-
                    Reduction Contributions.

                    The distribution and/or Forfeiture of Excess
                    Aggregate Contributions will be made in the following order:

                    (a)  If any, voluntary contributions;

                    (b)  If any, Employer Matching Contributions.


                    Any distribution or Forfeiture of less than the entire amount of Excess Aggregate Contributions (and any income or losses allocable to such excess) will be treated as a pro-rata distribution. Distribution of Excess Aggregate Contributions will be designated by the Employer as a distribution of Excess Aggregate Contributions (and any income or losses allocable to such excess).

                    Forfeitures of Excess Aggregate Contributions will be treated in accordance with Article V.

                    "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

                    (a)  the aggregate amount of Employer
                         Matching Contributions, if any;
                         voluntary contributions, if any; over

                    (b) the maximum amount of such contributions permitted under the limitations of this subsection.

                    If such excess (plus income or loss allocable thereto) is not distributed within two and one-half months after the close of the applicable Plan Year, it will be distributed no later than the close of the next following Plan Year and the Employer will pay a 10% excise tax on the amount distributed after such two and one-half month period. Excess voluntary contributions will be considered Annual Additions for the Limitation year in which such contributions were made.

                    If the determination and correction of Excess Aggregate Contributions of a Highly Compensated Participant whose Actual Contribution Percentage is determined under the family aggregation rules, then the Actual Contribution Percentage will be reduced and the Excess Aggregate Contributions for the family unit will be allocated among the Family Members in proportion to the sum of Employer and/or voluntary contributions made pursuant to the Plan of each Family Member that were combined to determine the group Actual Contribution Percentage.

                    Any distribution of Excess Contributions, or any distribution or forfeiture of Excess Aggregate Contributions, will be made in accordance with Code section 401(a)(4).

                    Income and losses allocable to such excess will be determined in the same manner as income or losses allocable to "Excess Salary-
                    Reduction Contributions".

              (2) The Employer may make a contribution on behalf of the Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests. Such contributions will hereinafter be referred to as Employer Qualified Non-Elective Contributions and will be allocated to each Non-Highly Compensated Participant's Account in the same proportion that each Non-Highly Compensated Participant's Compensation for the Plan Year bears to the total Compensation of all Non-Highly Compensated Participants for such Plan Year.

                    (3)  The Employer may make a matching
                         contribution on behalf of the Non-Highly
                         Compensated Participants who have
                         elected to make Voluntary Contributions
                         or Salary-Reduction Contributions during the Plan Year in an amount based on a percentage of such Participant Contributions sufficient to satisfy one of the tests. Such contributions will hereinafter be referred to as the Employer's Qualified Matching
                         Contributions and will be allocated to
                         each affected Non-Highly Compensated
                         Participant's Account for such Plan
                         Year.

                    With respect to item (2) and (3) of this subsection: (i) Such contributions will be made within twelve months after the end of the Plan Year; and (ii) A separate accounting will be maintained for the purposes of excluding such contributions from the "Actual Deferral Percentage Test."

                           ARTICLE VI

                  DISPOSITION OF CONTRIBUTIONS


6.1   Payments to Funding Agent

      Each Contribution made on behalf of a Participant will be paid to the Funding Agent within the time or times specified in Article V and will be administered in accordance with the terms of any Contract between the Trustee and the Funding Agent.

6.2   Investment Options/Subaccounts

      The Funding Agent will maintain, with respect to each Participant, an individual Investment Subaccount for each separate investment fund in which a Participant participates. Participants will be permitted to direct the Contributions made on their behalf among the Investment Subaccounts established for this purpose. The Participants may choose a Fixed Income Investment Subaccount or one or more Variable Income Investment Subaccounts.

      "Fixed Income Investment Subaccount" is a subaccount which invests in a separate investment fund composed primarily of debt obligations, such as mortgages and bonds, providing a fixed rate of investment return.

      "Variable Income Investment Subaccount" is a subaccount which invests in a separate investment fund under which the value of the deposits to such account will vary, up and down, to reflect investment income and market value changes. Any one or any combination of the following types of securities may be available:

      (a)     common stocks,

      (b)     bonds, and

      (c)     cash and cash equivalents.

      At the election of a Participant, a portion of the Contributions, other than his Voluntary Contributions Account, made by or on behalf of the Participant may be used to purchase whole or term life insurance policies on the life of such Participant. If a Participant makes this election, the Funding Agent will, in lieu of crediting such portion to the Participant's Investment Subaccounts under the Contracts, pay the premium for such whole or term life insurance policies on behalf of such Participant. The portion of such contributions which may be used to pay premiums on such policies will not, with respect to whole life insurance policies, exceed 50% of the total contributions made on behalf of the Participant, and will not, with respect to term life insurance policies, exceed 5% of the total Contributions made on behalf of such Participant. The Trustee will be the sole owner and beneficiary of any such life insurance policies with the right to exercise all policy rights, subject to the provisions of this Plan and Trust.

      If a Participant dies prior to the date on which his policy is converted or distributed to him in accordance with the following sentence, the Trustee will pay any death benefits to the Participant's beneficiary as provided in this Plan. The Trustee will, (i) convert the entire value of such life insurance policies to cash at or before the Participant's retirement so that no portion of such value may be used to continue life insurance protection beyond retirement date or (ii) distribute the policy to the Participant. Any such election by the Participant may be subject to the spousal consent requirements of Article VII, if applicable.

      Effective on and after July 1, 1991, this life insurance provision will no longer be operative.

6.3   Designation of Contributions to Investment Subaccounts

      Subject to the restrictions pertaining to Employer Contributions set forth below, each Participant will designate to the Administrator the proportion of each Contribution made for him which is to be credited to each of the Investment Subaccounts established for the Participant by the Funding Agent. Such proportion may be any integral percentage from 0% to 100%. If no such designation is made by the Participant before the first such Contribution is paid to the Funding Agent, 100% of such Contributions, and 100% of each Contribution on his behalf thereafter until such designation is made, will be credited to his Fixed Income Investment Subaccount.

      Effective on and after July 1, 1991, all Employer
      Discretionary contributions will be credited to the Super
      Rite Stock Subaccount. The Participant will not be permitted to direct or change the investment of any portion of the Employer Discretionary Contributions.

      Effective on and after May 15, 1992, &11 Employer Matching Contributions will be credited to the Super Rite Stock Subaccount. The Participant will not be permitted to direct or change the investment of any portion of the Employer Matching Contributions.

      Subject to the restrictions pertaining to Employer Contributions set forth above, a Participant may change the proportion of any Contribution on any April 1, or October 1 made in accordance with Article V which is to be credited to each Investment Subaccount by notifying the Administrator when such change is to become effective. No such changes may be retroactive. Such changed proportion will apply to such Contributions received by the Funding Agent on or after the later of the effective date of such change and the date of receipt of such notification by the Funding Agent, and will remain in effect until any subsequent change is made by the Participant.

6.4   Transfers Between Investment Subaccounts

      Subject to the restrictions set forth below, a Participant may transfer amounts between his Investment Subaccounts at any time.

      Effective on and after July 1, 1991, the Participant will not be permitted to transfer any amounts from his Super
      Rite Stock Account attributed to Employer Discretionary
      Contributions.

      Effective on and after May 15, 1992, the Participant will not be permitted to transfer any amounts from his Super
      Rite Stock Account attributable to Employer Matching
      Contributions.

      Effective on and after January 1, 1993, any amounts attributable to Employer Discretionary Contributions and Employer Matching Contributions transferred by the Participant from any of the Investment Subaccounts will only be permitted to be transferred into his Super Rite Stock Account.

      However, in any calendar year, no more than 20% of the amount of a Participant's Fixed Income Investment Subaccount at the start of the calendar year may be transferred. The minimum transfer amount from any Investment Subaccount is $500, or the dollar value of the Investment Subaccount, if less. Such transfer will be made on the date specified, subject to any restrictions imposed in accordance with the terms of any Contract between the Trustee and the Funding Agent.

6.5   Valuation of Funds and Allocation of Earnings

      As of each December 31, or such other date upon which the Funding Agent, the Trustee and the Administrator will mutually agree, the Funding Agent will determine the fair market value of the Contract, including earnings and losses on each investment fund, and will adjust each Participant's Investment Subaccounts in accordance with such valuation.

                           ARTICLE VII

                     DISPOSITION OF BENEFITS

7.1.  Timing of Distributions

      If a Participant retires or otherwise terminates his employment (for reasons other than death) with the Employer, the vested portion of his Account will be distributed to him as of his distribution Date except as otherwise provided in section 7.2 and as follows:

      (a) If the vested portion of the Participant's Account as of the date of his termination is less than or equal to $3,500, the participant will be deemed to have elected a single sum payment and such payment will be made as soon as practicable following the date of retirement or termination. The consent of the Participant will not be required to make such distribution.

      (b) If the vested portion of the Participant's Account as of the date of his termination is greater than $3,500, upon advance written notice, a Participant may request a distribution of all or a part of the vested portion of his Account at any date on or after the Participant's day of termination, but not later than the Participant's Required Beginning Date.

              In no event will distribution of any portion of the Participant's Account pursuant to this subsection
              (b) be made prior to such Participant's Normal Retirement Date unless the Participant consents. The consent of the Participant will be obtained in writing within the 90 day period ending on the date the Participant's Account is distributed to him.

      Notwithstanding anything to the contrary herein, the consent of the Participant is not required to satisfy the requirements of Code section 401(a)(9).

      Unless a Participant elects to defer payment of his benefit pursuant to section 7.2, all distributions made pursuant to this section will commence no later than 60 days after the end of the Plan Year in which the latest of the following events occurs: (1) the earlier of age 65 or Normal Retirement Date, (2) the Participant's 5th anniversary in the Plan or (3) the Participant's termination date.

      The Employer will notify the funding Agent in writing of the termination date or Distribution Date of each Participant.

7.2   Deferral of Distribution Date

      A retired or terminated Participant may elect, by written notice to the Funding Agent, to defer his Distribution
      Date, but not beyond his Required Beginning Date.

7.3   Method of Distribution

      A Participant may elect to receive a distribution of his Account in any of the following forms:

      (a) a single sum payment equal to the value of his Account;

      (b) a fixed dollar annuity which provides for a series of monthly, quarterly, semi-annual or annual payments the amount of which is the same each period and is fixed at the date payments commence;

      (c) a systematic withdrawal method providing monthly, quarterly, semi-annual or annual installments made over a specified period of time or made in a specified dollar amount, whichever method is selected by the Participant, until the Participant's Account is liquidated. The Participant may continue to make transfers pursuant to Article VI. The minimum payment allowable under this method of distribution is $250. The Participant must have an Account balance greater than or equal to $15,000; or

      (d)     a combination of any or all of a, b, or c.

      An election by a married Participant to receive his benefits in any form other than a "Qualified Joint and Survivor Life Annuity" providing for payments after his death to his Eligible Spouse must be made pursuant to a Qualified Election unless:

      (bullet) the Participant does not elect to receive a distribution of his account in the form of a life annuity, and

      (bullet) this Plan is not a Transferee Plan with respect to such Participant. This plan will be considered a "Transferee Plan" with respect to any Participant if any portion of his Account is attributable to amounts transferred from a defined benefit plan, money purchase plan, stock bonus or profit-sharing plan which would otherwise provide for a life annuity form of payment to the Participant.

      Under the "Qualified Joint and Survivor Annuity" the first payment is made to the Participant as of his Distribution Date. Subsequent monthly, quarterly, semi-annual or annual payments are made to the Participant each period thereafter throughout his remaining lifetime, terminating with the last payment before his death. Following the Participant's death, payments are continued to the Participant's Eligible Spouse. The payment to the Eligible Spouse is equal to 50% of the monthly payment which was payable to the Participant during the Participant's lifetime.

      Any annuity form must provide for payment to be made over:

      (1)     the life of the Participant;

      (2)     the lives of the Participant and his Eligible
              Spouse if payments are to be made to the spouse, otherwise his designated beneficiary;

      (3) a period not extending beyond the Participant's life expectancy; or

      (4) period not extending beyond the life expectancy of the Participant and his Eligible Spouse, if applicable, otherwise his designated beneficiary.

      A Participant may not elect any form of annuity providing payments to a contingent annuitant or designated beneficiary who is other than his spouse, unless the actuarial value of the annuity benefit expected to be payable to the Participant is more than 50% of the actuarial value of the aggregate benefits expected to be payable under such annuity form. In no event, however, may the amount of each payment to a contingent annuitant or designated beneficiary exceed that payable to the Participant.

7.4   Qualified Election

      A "Qualified Election" means an election made by a Participant (a) to receive benefits in a form other than a qualified Joint and Survivor Annuity providing for payments after his death to his Eligible Spouse or (b) to designate a Beneficiary other than his spouse to receive the death benefit described in Article VIII.

      Any such election must be in writing and must be consented to by the Participant's spouse. Such election will designate a beneficiary (or a form of benefit) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent item the spouse). The spouse's consent must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent cannot be obtained because there is no spouse or the spouse cannot be located, either election described above by the Participant will be deemed a Qualified Election. Any consent necessary under this paragraph will be valid only with respect to the spouse who signs the consent, or in the event of a deemed Qualified Election, the designated spouse. Additionally, a revocation of a prior election may be made by a Participant without the spouse's consent at any time before a distribution of the Participant's Account is made. The number of revocations will not be limited.

      The election period to waive the qualified Joint and Survivor Annuity will be the 90-day period ending on the Annuity Starting Date. For purposes of this section, the "Annuity Starting Date" means the first day of the first period for which an amount is payable as an annuity or as periodic installments or, in the case of a benefit not payable in the form of an annuity or as periodic installments, the date on which the Participant's Account is distributed to him.

      The Administrator will provide to each Participant, no less than 30 days and no more than 90 days prior to the Annuity
      Starting Date, a written explanation, in a manner calculated to be understood by him, of:

      (a) the terms and conditions of the qualified Joint and Survivor Annuity;

      (b) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity;

      (c) the right of the Participant's spouse to consent to any election to waive the Qualified Joint and Survivor Annuity

      (d) the right of the Participant to revoke such election, and the effect of such revocation.

7.5   Distribution Requirements

      The requirements of this section will apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan.

      (a) All distributions made pursuant to this Plan will comply with Code section 401(a)(9) and the Regulations issued thereunder, and requirements similar to the incidental death benefit requirement of Code section 401(a).

      (b) "Required Beginning Date": The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant Required Beginning Date. The Required Beginning Date of a Participant who has not attained age 70 1/2 prior to January 1, 1989 is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, whether or not such Participant has retired. The Required Beginning Date of a Participant who attained age 70 1/2 before January 1, 1989 is April 1 of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs. The Required Beginning Date of a Participant who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989 is April 1, 1990. Notwithstanding the preceding, if a Participant is a Five-Percent Owner, his Required Beginning Date is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, regardless of when such Participant attained age 70 1/2 and whether or not he is retired.

      (c) Limits on Distribution Periods: Distributions, if not made in a single sum, may only be made over one of the following periods: (1) the life of the Participant; (2) the lives of the Participant and his spouse if payments are to be made to the spouse, otherwise his designated Beneficiary; (3) a period certain not extending beyond the Participant's life expectancy; or (4) a period certain not extending beyond the life expectancy of the Participant and his spouse if applicable, otherwise his designated Beneficiary.

      (d)     Minimum Distributions -- Annuities:  If the
              Participant's benefit is distributed in the form of an annuity purchased from a Funding Agent, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and the Regulations thereunder.

      (e) If a Participant dies after distribution of his interest has begun, the remaining portion of his interest will be distributed at least as rapidly as under the form of benefit being used on the date of his death.

7.6   In-Service Withdrawals:

      (a)     Voluntary Contributions:

              A Participant may elect, while in the employ of the Employer, to withdraw any or all of the portion of his Account which is attributable to his Voluntary Contributions and any income or earnings thereon.

      (b)     Salary-Reduction Contributions:

              A Participant may elect, while in the employ of the Employer, to withdraw all or a portion of his Account attributable to Salary-Reduction
              Contributions upon the first to occur of:

              (1)   his attainment of age 59 1/2, and

              (2)   proven "Financial Hardship".

              Effective January 1, 1989, withdrawals for proven
              Financial Hardship will be limited to:

              (1)   the Participant's Salary-Reduction
                    Contributions, and, if applicable, any
                    Qualified Non-Elective Employer Contributions and/or Qualified Matching Contributions made on behalf of such Participant, made before January 1, 1989, and any income or earnings credited thereon through December 31, 1988, and

              (2)   the Participant's Salary-Reduction
                    Contributions made after January 1, 1989, without regard to any income or earnings thereon, and, if applicable, without regard to the portion of his Account attributable to any Qualified Non-Elective Employer Contributions and/or Qualified Matching Contributions and income or earnings thereon.

              "Financial Hardship" means the immediate financial need of a Participant associated with the following circumstances:

              (1) medical expenses for the Participant, spouse or dependents;

              (2) tuition and related educational expenses for the Participant, spouse or dependents;

              (3) purchase or substantial rehabilitation of a principal residence, or the principal residence of a member of the Participant's immediate family within the meaning of Code section 267(c)(4); or

              (4)   such other circumstances as the Plan
                    Administrator may determine within the intent of this section.

              In the event of such hardship withdrawal, the Participant may continue his participation in the Plan without interruption.

              A Participant will not be permitted to make a hardship withdrawal under this section unless he has already withdrawn any amount credited to his Voluntary Contribution Account, if any.

      (c)     Matching Contributions:

              A Participant may elect, while in the employ of the Employer, to withdraw for a "Financial Hardship" as defined above, any or all of the portion of his Account which is attributable to the Employer's Matching Contributions which have accumulated for three (3) years following the date of employment of the Participant with the Employer.

      (d)     Rollovers:

              A Participant may elect, while in the employ of the Employer, to withdraw any or all of the portion of his Account which is attributable to his Rollover
              Contributions.

      (e)     PAYSOP Contributions:

              A Participant may elect, while in the employ of the Employer, to withdraw any or all of the portion of his Account which is attributable to the Employer's
              PAYSOP Contributions.

              However, no distribution from the Employer's PAYSOP Contributions Account will occur before the end of the 84th month beginning after the month in which the PAYSOP Contributions were allocated to the Participant's Super Rite Stock Account.

      Any withdrawal made pursuant to this section will be subject to the spouse's written consent, in the manner described in this Article.

7.7   Pre-Retirement Distributions

      At such time as a Participant will have attained age 59
      1/2, the Administrator, at the election of the Participant, will direct the Funding Agent to distribute all or a portion of the Participant's Account.

      However, no distribution from the Participant's Account will occur prior to 100% vesting or, if from the Employer's PAYSOP Contributions account, no before the end of the 84th month beginning after the month in which the PAYSOP Contributions were allocated to the Participant's Super Rite Stock Account. In the event that such distribution is made, the Participant, nevertheless, will continue to be eligible to participate in the Plan on the same basis as any other Participant.

7.8   Loans

      Loans may be granted to Participants, subject to any restrictions imposed by the Funding Agent. Loans will be made under the following circumstances: (a) loans will be made available to all Participants from each Participant's Account on a reasonably equivalent basis, (b) loans will not be made available to Highly Compensated Participants, officers, or shareholders in an amount greater than the amount made available to other Participants, (c) loans will bear a reasonable rate of interest, (d) loans will be adequately secured, and (e) loans will provide for repayment over a reasonable period of time.

      On and after July 1, 1991, only two (2) outstanding loans at a time are permitted for each Participant taking a loan.

      Loans made pursuant to this section (when added to the outstanding balance of all other loans made by the Plan to the Participant) will be limited to the lesser of:

      (A) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan of the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

      (B) one-half (1/2) of the vested portion of such Participant's Account maintained on behalf of the Participant under the Plan.

      For purposes of this limit, all plans of the Employer will be considered one Plan.

      Any loan made to a Participant will be subject to the spouse's written consent, in the manner described in this Article, if this Plan is a transferee plan with respect to such Participant.

      Anything herein to the contrary notwithstanding, loans will not be made to any shareholder-employee or owner-employee unless an exemption for such loan is obtained pursuant to Act section 408 and further provided that such loan would not be subject to tax pursuant to Code section 4975. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Code section 318(a)(1)), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

                          ARTICLE VIII

                         DEATH BENEFITS


8.1   Preretirement Death Benefits

      Unless the Participant makes a Qualified Election, his Eligible Spouse will be his designated Beneficiary. Upon the death of such Participant before his Distribution Date, 100% of his Account will be applied to purchase an annuity for the life of the Participant's designated Beneficiary, unless the designated Beneficiary elects a different form of benefit as provided in item (a) following:

      (a) The designated Beneficiary, unless the Participant has directed otherwise, may elect to receive his distribution under a method described in Article
              VII.

      (b) Distributions in other than the single payment form will be subject to the following conditions:

              (1)   If the designated Beneficiary is the
                    Participant's Eligible Spouse,

                    (A)  such distribution form must provide for
                         payment to be made over the life of the
                         Eligible Spouse (or over a period not
                         exceeding the life expectancy of the
                         Eligible Spouse), and

                    (B)  such distribution must commence to the
                         Eligible Spouse on or before the later
                         of (i) December 31 of the calendar year
                         immediately following the calendar year
                         in which the Participant dies and
                         (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

              (2) If the designated Beneficiary is other than the Participant's Eligible Spouse,

                    (A)  such distribution form must provide for
                         payment to be over the life of the
                         designated Beneficiary (or over a period not exceeding the life expectancy of the designated Beneficiary), and

                    (B)  such distribution must commence on or
                         before December 31 of the calendar year
                         immediately following the calendar year
                         in which the Participant died.

      (c) If the single payment form of distribution is elected by the Eligible Spouse or designated Beneficiary, the total value of the Participant's Account must be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

      (d) In no event will an annuity distribution be permitted under this section if the value of the portion of the Participant's Account being used to purchase such annuity is not in excess of $3,500.

8.2   Postretirement Death Benefits

      Any payments after the death of a Participant for whom an annuity has been purchased, will be paid in accordance with the terms of the annuity form selected. Payments to a Beneficiary must be made at least as rapidly as such payments were being made to the Participant. If an annuity has not been purchased for such Participant, then unless the Participant has directed otherwise the Beneficiary may elect to receive his benefit under any of the methods of distribution described in Article VII.

8.3   Distribution Requirements

      All distributions made pursuant to this Article will comply with Code section 401(a)(9) (including, but not limited to, the minimum distribution rules) and the Regulations issued thereunder and requirements similar to the incidental death benefit requirements of Code section 401(a).

                           ARTICLE IX

                       GENERAL PROVISIONS


9.1   Nonalienation of Benefits

      (a) Subject to the exceptions provided below, no benefit which will be payable to any person out of the Trust Fund (including a Participant or his Beneficiary) will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same will be void; and no such benefit will in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor will it be subject to attachment or legal process for or against such person, and the same will not be recognized except to such extent as may be required by law.

      (b) This section will not apply to the extent a Participant is indebted to the Plan, by reason of a qualified plan loan under this Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount to be distributed as will equal such indebtedness will be paid to the Plan, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be paid in whole or part from the Participant's Account.
              If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against the Participant's Account, he will be entitled to a review of the validity of the claim in accordance with procedures provided in Article III.

      (c) This provision will not apply to a "qualified domestic relations order" defined in Code section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator will establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.
              Further, to the extent provided under a "qualified domestic relations order", a former spouse of a Participant will be treated as the Eligible Spouse for all purposes under the Plan.

9.2   Nonguarantee of Employment

      The adoption of the Plan will not be deemed to be a contract between the Employer and any Participants. Nothing contained in the Plan will be deemed to give any Participant the right to be retained in the employ of the Employer or to interfere with the managerial prerogatives and decisions of the Employer.

9.3   Beneficiary

      The designation of a Participant's Beneficiary will be made by filing with the Administrator a written designation identifying such Beneficiary. Such designation may be changed or revoked by written notice filed with the Administrator.

      If the Participant's Beneficiary is not a natural person receiving payments in his own right, then payment will be made only in a single sum. If more than one Beneficiary of a Participant is concurrently entitled to receive annuity payments, or if the monthly annuity payment to any Beneficiary would be less than $50, or such other amount established from time to time by the Administrator, and the value of such benefit is less than or equal to $3,500 (as described in Regulation 1.417(e)-l(b)), then, the value, as determined by the Administrator, of such annuity will be paid in a single sum.

      If there is no Beneficiary to receive any amount which becomes payable to a Beneficiary in accordance with the terms of the Plan, such amount will be payable to the estate of the last to die of the Participant, his Eligible Spouse if any, his contingent annuitant if any, and his Beneficiary. The Administrator, at its option, may pay any amount which would otherwise be payable to the estate of the Participant to any one, or jointly to any number, of the following surviving relatives of the Participant who appear to the Administrator to be equitably entitled to payment because of expenses incurred in connection with the burial or last illness of the Participant: spouse, children, parents, brothers, sisters.

9.4   Gender and Headings

      Words in the masculine gender will include the feminine, the singular will include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for the ease of reference only, and are not construed so as to alter any of the terms hereof.

9.5   Construction

      The Plan and Trust will be interpreted, administered and enforced in accordance with the Code and ERISA, and the rights of Participants, former Participants, Beneficiaries and all other persons will be determined in accordance therewith; provided, however, that, to the extent that state law is applicable, the laws of the state of residence of the Participant in question, or if none, the state in which the principal office of the Administrator will apply.

9.6   Plan Document

      A copy of the Plan and Trust and any and all future amendments thereto will be available for inspection at all reasonable times to all Participants at the office of the Employer.

9.7   Plan Binding

      The Plan and each and every provision thereof will be binding on the parties hereto and their respective heirs, executors, administrators and assigns.

9.8   Substitute Payee

      The Administrator may refuse to make payment to anyone who, in its opinion, is incapable of giving a valid receipt of such payment. Unless and until claim is made by a duly appointed guardian or committee of such person, the Administrator may make such payment to any person, institute or agency then, in the judgment of the Administrator, contributing toward or providing for the care and maintenance of such person.

9.9   Dividends

      Any dividends credited to a Contract or Contracts between the Trustee and the Funding Agent will be used to provide additional benefits under the Plan.

9.10  Location of Participant or Beneficiary

      In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder will remain unpaid at the expiration of five years after it will become payable, solely by reasons of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participants or his Beneficiary, the amount so distributable will be treated as a forfeiture. In the event a Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit will be restored.

      Any forfeiture arising pursuant to this section will be used as specified in Article V.

9.11  Mistake of Fact Contributions

      (a) Except as provided below and otherwise specifically permitted by law, it will be impossible by operation of the Plan and Trust, by termination, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of the Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, retired Participants, or their Beneficiaries.

      (b) In the event the Employer will make a contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of the Act, the Employer may demand repayment of such contribution at any time within one (1) year following the time of payment and the Funding Agent will return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

9.12  Payment of Expenses

      All expenses of administration may be charged paid out of the Trust Fund, unless paid by the Employer. Such expenses will include any expenses incident to the functioning of the Administrator, including but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses will constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred.

9.13  Legal Action

      In the event any claim, suit, or proceeding is brought regarding the Plan and Trust established hereunder to which the Administrator or a Named Fiduciary may be a party, and such claim, suit or proceeding is resolved in favor of the Administrator, Trustee or such Named Fiduciary they will be entitled to be reimbursed from the Trust Fund for any or all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they will have become liable. Such expenses may be charged proportionately against the amount standing to the credit of each Participant's Account, unless paid by the Employer.

9.14  Bonding

      Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, will be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond will be $1,000 and the maximum bond, $500,000.

      The amount of funds handled will be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their procedessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond will provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety will be a corporate surety company (as such term is used in Act
      Section 412(a)(2)), and the bond will be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds will be an expense of the Plan and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer. If such amount is to be paid from the Trust Fund, such amounts may be charged against the amount standing to the credit of each Participant's Account.

9.15  Employer's and Trustee's Protective Clause

      Neither the Trustee, Employer nor its successor will be responsible for the validity of any Contract issued hereunder or for the failure on the part of the Funding Agent to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

9.16  Funding Agent's Protective Clause

      The Funding Agent who will issue Contracts hereunder will not have any responsibility for the validity of this Plan and Trust or for the tax or legal aspects of this Plan.
      The Funding Agent will be protected and held harmless in acting in accordance with any written direction of the Administrator or the Trustee, and will have no duty to see to the application of any funds paid to a Trustee, nor be required to question any actions directed by a Trustee. Regardless of any provision of this Plan, the Funding Agent will not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the Funding Agent.

9.17  Approval by the Internal Revenue Service

      (a) Notwithstanding anything herein to the contrary, if, pursuant to a timely application filed by or in behalf of the Plan, the Commissioner of Internal Revenue Service or his delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it will be void ab initio and all amounts contributed to the Plan, by the Employer, less expenses paid, will be returned within one year and the Plan will terminate, and the Funding Agent will be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan will operate as if it had not been amended and restated.

      (b) Except as specifically stated in the Plan, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the Funding Agent will return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

                            ARTICLE X

                    AMENDMENT OR TERMINATION

10.1  Authority to Amend or Terminate Plan

      The Employer intends this Plan to be permanent and to continue indefinitely but necessarily reserves the right to terminate it at any time or to modify, alter or amend the Plan in any respect, retroactively or otherwise at any time or times. No modification, amendment, termination or any other change of the Plan may provide that the assets of the Plan or the income thereon may be used for or diverted to purposes other than the Plan, nor may any change in the Plan reduce any vested interest of a Participant at the time of such change unless such change is executed for the purpose of securing an opinion from any governmental agency that the Plan satisfies the requirements of any law or regulation administered by such agency.

      No amendment made to the Plan will decrease the amount of a Participant's Account or eliminate an optional form of distribution with respect to amounts in his Account as of the Effective Date of that amendment, except as provided by Treasury Regulations. Notwithstanding the preceding sentence, the amount of a Participant's Account may be reduced to the extent permitted under Code section 412(c)(8). Furthermore, no amendment made to the Plan will have the effect of decreasing a Participant's vested right to his Account determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

10.2  Nonforfeitability of Accrued Pension upon Plan Termination

      Upon the complete discontinuance of Employer Contributions, inclusive of Salary-Reduction Contributions, to the Plan or upon termination or partial termination of the Plan, each Participant will have a nonforfeitable right to the entire amount of his Account. Upon such discontinuance or termination without the establishment of another defined contribution plan other than an employee stock ownership plan (as defined in Code section 4975(g) or Code section
      409) or a simplified employee pension plan (as defined in Code section 408(k)), each Participant's Account will be distributed in a manner which is consistent with and satisfies the provisions of this Plan regarding distributions. Except as permitted by Regulations, the termination of this Plan will not result in the reduction of Code section 411(d)(6) protected benefits.

10.3  Substitution of Funding Agent

      Anything in this Article X to the contrary notwithstanding, the Employer may at any time change the Funding Agent and transfer all contributions and the value of all Participants' Accounts to such successor Funding Agent. Such transfer will be made in accordance with the terms of any Contract between the Trustee and the Funding Agent.
      Any such change will not be considered a deprivation of any Participant's rights to, or any reduction in, any benefits accrued under the Plan.

10.4  Merger or Consolidation

      If this Plan merges or consolidates with, or transfer assets or liabilities to, any other plan, each Participant covered under this Plan must be entitled to receive a benefit after the merger, consolidation or transfer which, if said plan then terminated, would be equal to or greater than his benefit under this Plan immediately prior to such merger, consolidation or transfer if this Plan then terminated.

                           ARTICLE XI

                    RULES FOR TOP-HEAVY PLANS

11.1  Top-Heavy Definitions

      Special definitions which apply to Top-Heavy Rules are:

      (a)     "Key Employee" means any Employee or former
              Employee (and Beneficiaries of such Employee) who at any time during the determination period was:

              (1) an officer of the Employer (as that term is defined within the meaning of the Regulation under Code section 416) having an annual 415 Compensation greater than 50% of the amount in effect under Code section 415(b)(1)(A) for any Plan Year, or

              (2) an owner (or considered an owner under Code section 318) of one of the ten largest interests in the Employer if such individual's compensation exceeds the dollar limit specified in Code section 415(c)(1)(A), or

              (3)   a more than Five-Percent Owner of the
                    Employer as defined in Article V, or,

              (4) a more than 1% owner of the Employer who has an annual "415 Compensation" of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code section 318) more one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code section 414(b), (c) and (m) will be treated as separate employers. However, in determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code section 414(b), (c) and (m) will be taken into account.

              The determination period of the Plan is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code section &16(i)(1) and Regulations thereunder.

      (b)     "Top Heavy Ratio" means:

              (1) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has never maintained any defined benefit plans which during the five-year period ending on the Determination Date have covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the accounts of all Key Employees as of the Determination Date (including any part of any accounts distributed in the five-year period ending on the Determination Date), computed pursuant to Code section 415 and the Regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account under Code section 416 and the Regulations thereunder.

              (2) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date have covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of accounts under the defined contribution plans for all Key Employees plus the present value of the accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the accounts under the defined contribution plans for all participants plus the present value of the accrued benefits under the defined benefit plans for all participants, determined pursuant to Code section 416 and the Regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an account or an accrued benefit made in the five-year period ending on the Determination Date.

                    In the case of a defined contribution plan subject to the minimum requirements of Code section 412, only contributions actually made after the Valuation Date, but on or before the Determination Date, will be included in the account.

              (3) For the purposes of (1) and (2) above, the value of the account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 415 and the Regulation thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior Plan Year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, roll-overs, and transfers are taken into account will be made in accordance with Code section 416 and the Regulations thereunder. Deductible employee contributions will not be taken into account for the purposes of computing the Top-Heavy Ratio when aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                    The accrued benefit of a Participant other than a Key Employee will be determined under
                    (a) the method, of any, that uniformly
                    applies for accrual purposes under all
                    defined benefit plans maintained by the
                    Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

      (c) "Required Aggregation Group" means: (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period, and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Code section 410 or 401(a)(4).

      (d) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 410 and 401(a)(4).

      (e) "Determination Date" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year, and for the first Plan Year of the Plan, the last day of that year.

      (f) "Valuation Date" means, for each defined benefit plan, the date used to determine costs for section 412 of the Federal Internal Revenue Code for the Plan Year ending on the Determination Date and, for each defined contribution plan, the last scheduled date for determining adjusted accounts in the Plan Year ending on the Determination Date.

      (g) "Actuarial Assumptions" means, when used to determine the present value of accrued benefits for the Top-Heavy Ratio, The Prudential Insurance Company of America's 1950 Group Annuity Valuation Morality Table, set back five years for females after retirement, and 6% interest.

      (h) "Top-Heavy Compensation" means W-2 compensation for the calendar year ending with or within the Plan
              Year.

11.2  Top-Heavy Conditions

      This Plan is a "Top-Heavy Plan" for any Plan Year beginning after December 31, 1983, if any of the following conditions exist:

      (a) the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation
              Group or Permissive Aggregation Group of plans, or

      (b) this Plan is a part of a Required Aggregation Group of plans (but is not part of a Permissive
              Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds 60%, or

      (c) this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Group
              Exceeds 60%.

11.3  Changes Required As a Result of Plan Becoming Top-Heavy:

      Certain sections for this Plan will be modified if, at the end of the preceding Plan Year, this is a Top-Heavy Plan.
      Such sections and the appropriate modifications are as follows:

      (a) Section 4.2: For any Plan year in which this Plan is Top-Heavy, the Minimum Vesting Schedule described below will automatically apply to Employer Contributions made under this Plan including any Employer Contribution made before the Plan became Top-Heavy. Further, no reduction in vested Employer Contributions may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this section does not apply to the Account of any Participant who does not have an Hour of Service after the Plan has initially become Top-Heavy.

              The non-forfeitable interest of each Participant in the portion of his Account attributable to Employer Contributions will be determined on the basis of the vesting requirements that apply while the Plan is not Top-Heavy or the following table, whichever causes him to vest at an earlier date or provides him with a larger percentage (the basis that applies is the "Minimum Vesting Schedule"):

                    Credited Years           Percentage
                      of Service               Vesting

                    Less than 1                    0%
                    1 or more                    100%

              The Minimum Vesting Schedule will only apply to the extent it is more favorable than the vesting schedule set forth in Article IV.

      (b) Section 5.1: Except as otherwise provided below, Employer Contributions made on behalf of any Participant* who is a Non-Key Employee, will not be less than the lesser of 3% of such Participant's Top-Heavy Compensation, or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code section 401, the largest percentage of Employer Contributions, as a percentage of the first $200,000 of the Key Employee's Earnings, made on behalf of any Key Employee for that year. The minimum Employer Contribution is determined without regard to any Social Security contribution.

              The above will not apply to any Participant who was not employed by the Employer ont he last day of the Plan Year. In addition, the above will not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided that the minimum contribution or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

        * For purposes of this subsection, "Participant" will include all Employees of the Employer who are eligible to participate in this Plan regardless of whether or not such Employees elect to make contributions hereunder.

      (c) Section 5.6: In any Plea Year where the Top-Heavy ratio exceeds 90% (i.e., the Plan becomes Super Top-Heavy) the denominators of the Defined Benefit Fraction and the Defined Contribution Fraction as defined in Article V, will be computed using 1.0 times the dollar limit instead of 1.25.

11.4  Coordination with Defined Benefit Plan:

      If the Employer also maintains a defined benefit plan in addition to this Plan, the following will apply:

      (a) In any Plan Year where the Plan is part of a Top-Heavy Required Aggregation Group that includes a defined benefit plan, the minimum benefit required by Code section 416 will be provided under this Plan for Participants covered by both plans. The minimum contribution described in this section for each Participant who is also a participant in the defined benefit plan will be 5% of Top-Heavy Compensation. The minimum contribution to each Participant in this Plan who is not also a participant in the defined benefit plan that is part of the Required Aggregation Group will be 3% of Top-Heavy Compensation.

      (b) In any year where the Plan is part of a Required Aggregation Group that includes a defined benefit plan and the plans are Top-Heavy but not Super Top-Heavy (i.e., the Top-Heavy Ratio does not exceed 90%), the minimum contribution described in this section for each Participant who also participates in the defined benefit plan will be 7-1/2% of Top-Heavy Compensation. The minimum contribution for each Participant who is covered under this Plan but not the defined benefit plan that is part of the Required Aggregation Group will be 4% of Top-Heavy Compensation. This provision will not apply to any Participant who was not employed by the Employer on the last day of the Plan Year. This provision will not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided that the minimum allocation or benefit requirement applicable to Top-Heavy plans will be met in the other plan or plans.


                           ARTICLE XII

                             TRUSTEE


12.1  Establishment of the Trust

      (a) The Employer and the Trustee hereby agree to the establishment of a trust consisting of such sums as will from time to time be paid to the Trustee under the Plan and such earnings, income and appreciation as may accrue thereon, which, less payments made by the Trustee to carry out the purposes of the plan, are referred to herein as the Trust Fund. The Trustee will carry out the duties and responsibilities herein, specified, but will be under no duty to determine whether the amount of any contributions by the Employer or any Participant is in accordance with the terms of the Plan nor will the Trustee be responsible for the collection of any contribution under the Plan.

      (b) The Trust Fund will be held, invested, reinvested, and administered by the Trustee in accordance with the terms of the Plan and this Agreement solely in the interest of Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Except as provided in
              Section 12.7, no assets of the Plan will inure to the benefit of the Employer.

      (c) The Trustee will pay benefits and expenses from the Trust Fund only upon the written direction of the Plan Administrator, the Fiduciary named in the Plan as having the authority to control and manage the administration of the Plan. The Trustee will be fully entitled to rely on such directions furnished by the Plan Administrator, and will be under no duty to ascertain whether such directions are in accordance with the provisions of the Plan.

12.2  Investment of the Trust Fund

      (a) The Employer will have the exclusive authority and discretion to select the individual investment funds available for investment in the Plan. In making such selection, the Employer will use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiarity with such matters would use in the conduct of an enterprise or a like character and with like aims. The Employer will insure that the available investments under the plan are sufficiently diversified so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

      (b) The Trustee will invest all amounts allocated to the separate investment accounts of a Participant as directed in writing by the Participant or Plan Administrator in accordance with the Plan, which written directions will be timely furnished to the Trustee by the Plan Administrator. In making any investment of the assets of the Trust Fund, the Trustee will be fully entitled to rely on such directions furnished by the Plan Administrator and will be under no duty to make any inquiry or investigation with respect thereto. If the Trustee receives any contribution under the Plan that is not accompanied by written instructions directing its investment, the Trustee will immediately notify the Plan Administrator of this fact, and the Trustee may, in its discretion, hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment directors. Otherwise, it is specifically intended under the Plan and this Agreement that the Trustee will have no discretionary authority to determine the investment of the assets of the Trust Fund.

12.3  Investment Powers and Duties of the Trustee

      Subject to the provisions of Section 12.1 and 12.2, the Trustee will have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Trust:

      (a) to invest all or a part of the Trust Fund in investments available under the Plan in accordance with the investment directions furnished by the Plan Administrator without restriction to investments authorized for fiduciaries, including, without limitation on the amount that my be invested therein, any common, collective or commingled trust fund maintained by the Trustee. Any investment in, and any terms and conditions of, any such common, collective or commingled trust fund available only to Employee trusts which meet the requirements of the Code or subsequent income tax laws of the United States will constitute an integral part of this Agreement and the Plan;

      (b) to dispose of all or any part of the investments, securities or other property which may from time to time or at any time constitute the Trust Fund in accordance with the written directions furnished by the Plan Administrator for the investment of Participant's separate accounts or the payment of benefits or expenses of the Plan, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance thereby, and all assignments, transfers and other legal instruments, either necessary or convenience for passing the title and ownership thereto, free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchased money;

      (c) to hold cash uninvested to the extent necessary to pay benefits or expenses of the plan, without liability for interest thereon;

      (d) to cause any investment of the Fund to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by delivery, provided that the books and records of the Trustee will at all times show that all such investments are part of the Fund;

      (e) upon the written direction of the Plan Administrator, to vote in person or in proxy with respect to all securities that are part of the Trust Fund, and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

      (f) upon written direction of the Plan Administrator, to apply for, purchase, hold or transfer any life insurance, retirement income, endowment or annuity contract;

      (g) to consult and employ any suitable agent to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to manage and administer the Fund according to the terms of this Plan;

      (h) upon the written direction of the Plan Administrator, to make loans from the Fund to Participants in amounts and on terms approved by the Plan Administrator in accordance with the provisions of the Plan, provided that the Plan Administrator will have the sole responsibility for computing and collecting all loan repayments required to be made under the Plan;

      (i) to pay from the Trust Fund all taxes imposed or levied with respect to the Trust Fund or any part thereof under existing or future laws, and to contest the validity or amount of any tax, assessment, claim or demand respectively the Fund or any part thereof;

      (j) to borrow or raise money for the purposes of the Plan in such amount, and open such terms and conditions, as the Trustee will deem advisable, and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part of the Trust Fund; and no person lending money to the Trustee will be bound to see to the application of the money being lent or to inquire into the validity, expediency, or propriety of any borrowing;

      (k) to settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend the Plan in suits or legal or administrative proceedings, and to represent the plan in all suits and legal and administrative proceedings;

      (l) to make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted; and

      (m) to do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

      (n) if there is more than one Trustee, they will act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

12.4  Insurance Provisions

      (a) At the election of each participant, the Trustee, acting on the written direction of the Plan Administrator, will apply for, own, and pay premiums on contracts on the lives of the participants. If a life insurance policy is to be purchased for a Participant, the aggregate premium for ordinary life insurance for each Participant must be less than fifty (50%) percent of the aggregate of the contributions to the credit of the Participant any particular time. If term insurance is purchased with such contributions, the aggregate premium must be less than twenty five (25%) percent of the aggregate contributions allocated to a Participant's Account. If both term insurance and ordinary life insurance are purchased with such contributions, the amount expended for term insurance plus one-half (1/2) of the premium for ordinary life insurance may not in the aggregate exceed twenty five (25%) percent of the aggregate contributions allocated to a Participant's account.

      (b) The Trustee must convert the entire value of the life insurance contract at or before retirement into cash or to provide for a periodic income with such cash as that no portion of such value may be used to continue life insurance protection beyond retirement. Alternately, the Trustee may distribute the contracts to the Participants.

      (c)     Amounts contributed or credited to a Participant's
              Voluntary Contribution Account will not be applied to the purchase of life insurance contracts.

              On and after July 1, 1991, this provision 12.4 will no longer be operative.

12.5  Accounting and Reporting Duties of the Trustee

      (a) The Trustee will keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder, including such specific records as may be agreed upon in writing between the Plan Administrator and the Trustee. All such accounts, books, and records will be open to inspection and audit at all reasonable times by any authorized representative of the Employer or the Plan Administrator. Participant may examine only those individual account records pertaining directly to him.

      (b) Within 90 days after the end of each Plan Year or within 90 days after its removal or resignation, the Trustee will file with the Plan Administrator a written account of the administration of the Trust Fund showing all transactions effected by the Trustee subsequent to the period covered by the last preceding accruing period to the end of such Plan Year or date of removal or resignation and all property held at its fair market value at the end of the accounting period. Upon approval of such accounting by the Plan Administrator, neither the Employer nor the Plan Administrator will be entitled to any further accounting by the Trustee. The Plan Administrator may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within 90 days from the date on which the accounting is delivered to the Plan Administrator.

12.6  Prohibition of Diversion

      (a) Except as provided in (b) below, at no time shall any part of the corpus or income of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or for defraying reasonable expenses of administering the Plan.

      (b) Notwithstanding the above, contributions made by the Employer under the Plan will be returned to the Employer under the following conditions:

              (1) if a contribution is made by mistake of fact, such contribution will be returned to the Employer within one year of the payment of such contribution;

              (2) contributions to the Plan are specifically conditioned upon their deductibility under the Code. To the extent a deduction is disallowed for any such contribution, it will be returned to the Employer within one year after the disallowance of the deduction. Contributions which are not deductible in the taxable year in which made but are deductible in subsequent taxable years will not be considered to be disallowed for purposes of this subsection, and;

              (3) contributions to the Plan are specifically conditioned on initial and continued qualification of the Plan under the Code. If the Plan is determined to be disqualified, contributions made in respect of any period subsequent to the effective date of such disqualification will be returned to the Employer within one year after the date of denial of qualification.

12.7  Trustee's Compensation

      If approved by the Plan Administrator, the Trustee will be entitled to reimbursement for all direct expenses properly and actually incurred on behalf of the Plan, which expenses will be paid out of the Trust Fund unless paid directly by the Employer.

12.8  Resignation and Removal of Trustee

      (a) The Trustee may resign at any time by written notice to the Employer which will be effective 30 days after the delivery of written notification to the Employer, unless otherwise agreed upon in writing.

      (b) The Trustee may be removed by the Employer at any time upon 30 days written notices to the Trustee.

      (c) The appointment of a successor Trustee hereunder shall be accomplished by and will take effect upon the delivery to the resigning or removed Trustee, as the case may be, of written notice of the Employer appointing such successor Trustee, and an acceptance in writing of the office of successor Trustee hereunder executed by the successor so appointed.

              Any successor Trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the Trustee will related to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee.

      (d) Upon the appointment of a successor Trustee the resigning removed Trustee will transfer and deliver the Trust Fund to such successor Trustee, after reserving such reasonable amount as it will deem necessary to provide for its expenses chargeable against the Fund for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee will be entitled to reimbursement for any deficiency from the successor Trustee and the employer who shall be jointly and severally liable thereof.